UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 6, 2007

(Date of Earliest Event Reported)

Guidance Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33197	95-4661210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 North Marengo Avenue, Pasadena, California	91101
(Address of Principal Executive Offices)	(Zip Code)

(626) 229-9191

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

Guidance Software, Inc. (the “Company”) issued a press release today announcing the resignation of John Colbert from the Company’s Board of Directors and as the Company’s Chief Executive Officer. Mr. Colbert’s resignation is effective as of December 6, 2007, but he has agreed to stay on in an advisory capacity until January 2, 2008.

(c) Appointment of Principal Executive Officer

The Company issued a press release today announcing the appointment of Victor Limongelli as the Company’s Chief Executive Officer. Mr. Limongelli’s appointment is effective as of December 6, 2007.

Mr. Limongelli, age 41, has served as the Company’s President since July 2005 and as Secretary since August 2005. Previous to his appointment as President, Mr. Limongelli held a number of executive positions with the Company, including Vice President of Professional Services and General Counsel from August 2004 to July 2005, and General Counsel from May 2003 to August 2004. Prior to joining Guidance Software, Inc., from February 2003 to April 2003 Mr. Limongelli served as Vice President and General Counsel for Fusura LLC, a web-based insurance business. From April 2000 to February 2003, Mr. Limongelli served as Vice President and General Counsel for Knowledge Networks, Inc., a web-enabled marketing information company. For approximately five years in the 1990s, Mr. Limongelli practiced as an attorney at Morgan Lewis & Bockius LLP. Mr. Limongelli received an A.B. from Dartmouth College and a J.D. from Columbia University.

In connection with his appointment as Chief Executive Officer, Mr. Limongelli’s annual salary has increased to $350,000 and his target annual bonus shall be 100% of his annual base salary. In addition, on the effective date of his appointment, Mr. Limongelli was granted an option to purchase up to 500,000 shares of the Company’s common stock and up to 100,000 restricted shares of the Company’s common stock in accordance with the Stock Option Agreement and Restricted Stock Purchase Agreement, forms of which are attached as Exhibit B and Exhibit C to his amended Employment Agreement, which is attached hereto as Exhibit 99.2.

(d) Election of Director

The Company issued a press release today announcing the appointment of Victor Limongelli to the Company’s Board of Directors. Mr. Limongelli’s appointment is effective as of December 6, 2007. The appointment occurred after the Board of Directors’ receipt of a recommendation from the Nominating and Corporate Governance Committee, comprised of Dale Fuller (committee chair), Kathleen O’Neil, George Tenet and Lynn Turner. As an employee director, Mr. Limongelli will not receive any compensation separate from that which he receives as an employee of the Company. Mr. Limongelli will be reimbursed for all reasonable expenses incurred in attending Board or committee meetings.

(e) Entrance into/Adoption of Material Compensatory Plan

In consideration for John Colbert’s continued employment as an advisor to Mr. Limongelli until January 2, 2008, Mr. Colbert shall retain his right to receive the cash bonus that would have been paid to him had he remained Chief Executive Officer of the Company through December 31, 2007. In addition, Mr. Colbert’s previously granted stock options shall vest through January 2, 2008. A copy of Mr. Colbert’s amended at-will employment agreement reflecting this is attached hereto as Exhibit 99.3.

The information contained in Item 5.02(c) of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 6, 2007, the Company issued a press release announcing the information contained in Items 5.02(b), (c) and (d) of this report. The text of the press release is attached hereto as Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

•	Exhibit 99.1	Press Release of Guidance Software, Inc., dated December 6, 2007

•	Exhibit 99.2	Employment Agreement, dated December 6, 2007, between the Company and Victor Limongelli

•	Exhibit 99.3	At Will Employment Agreement Amendment, dated December 6, 2007, between the Company and John Colbert

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

Date: December 6, 2007	By:	/s/ John Colbert
	Name:	John Colbert
	Title:	Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit Number	Document Description
99.1	Press Release of Guidance Software, Inc., dated December 6, 2007

99.2	Employment Agreement, dated December 6, 2007, between the Company and Victor Limongelli

99.3	At Will Employment Agreement Amendment, dated December 6, 2007, between the Company and John Colbert